Mannatech Reports First Quarter End 2022 Financial Results

(FLOWER MOUND, Texas) May 13, 2022 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its first quarter of 2022.

First Quarter End Results

First quarter net sales for 2022 were $32.4 million, a decrease of $5.9 million, or 15.5%, as compared to $38.3 million in the first quarter of 2021. Our net sales declined 11.5% on a constant dollar basis (see Non-GAAP Measures, below) and foreign exchange decreased GAAP net sales by $1.5 million, mostly due to the decline of the Korean Won and Japanese Yen. During the quarter, supply chain constraints impacted our sales. As a result, we had to postpone planned promotions as we were sourcing and shipping product. We deferred revenue of orders shipped but not received by customers, in particular in our Asia Pacific market. In Hong Kong, we have deferred $0.9 million revenue for orders shipped but not received by customers. The number of product fulfilled orders decreased by 6.0% to 189,700 for the three months ended March 31, 2022, as compared to 201,729 during the same period in 2021.

First quarter operating income for 2022 was less than $0.1 million as compared to $2.8 million for the first quarter of 2021.

Net income was $0.1 million, or $0.06 per diluted share, for the first quarter of 2022, as compared to net income of $2.2 million, or $1.04 per diluted share, for the first quarter of 2021.

For the three months ended March 31, 2022, overall selling and administrative expenses decreased by $0.2 million to $6.9 million, as compared to $7.1 million for the same period in 2021. The decrease in selling and administrative expenses consisted of a $0.1 million decrease in marketing costs and a $0.1 million decrease in contract labor costs.

For the three months ended March 31, 2022, other operating costs decreased by $0.2 million to $4.9 million, as compared to $5.1 million for the same period in 2021. The decrease in operating costs was primarily due to a $0.2 million decrease in legal and consulting fees.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of March 31, 2022 and 2021 were approximately 157,000 and 187,000, respectively. Recruitment of new independent associates and preferred customers decreased by 5.1% to 18,542 in the first quarter of 2022 as compared to 19,538 in the first quarter of 2021.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,”

“predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, the availability and effectiveness of vaccines on a widespread basis, the impact of any mutations of the COVID-19 virus, the current conflict between Russia and Ukraine, which could adversely affect our business in certain regions, the impact of inflation, disruptions in the supply chain, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	March 31, 2022 (unaudited)	December 31, 2021
Cash and cash equivalents	$23,359	$24,185
Restricted cash	944	944
Accounts receivable, net of allowance of $991 and $987 in 2022 and 2021, respectively	91	90
Income tax receivable	385	342
Inventories, net	12,591	12,020
Prepaid expenses and other current assets	3,798	2,888
Deferred commissions	3,103	2,369
Total current assets	44,271	42,838
Property and equipment, net	2,591	2,882
Construction in progress	1,507	1,357
Long-term restricted cash	503	503
Other assets	9,528	9,220
Deferred tax assets, net	2,740	2,825
Total assets	$61,140	$59,625
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$60	$68
Accounts payable	5,122	3,969
Accrued expenses	8,407	9,224
Commissions and incentives payable	9,629	9,611
Taxes payable	1,756	2,154
Current notes payable	608	205
Deferred revenue	6,617	4,867
Total current liabilities	32,199	30,098
Finance leases, excluding current portion	69	66
Deferred tax liabilities	—	—
Long-term notes payable	—	—
Other long-term liabilities	5,142	5,049
Total liabilities	37,410	35,213

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 1,949,716 shares outstanding as of March 31, 2022 and 2,742,857 shares issued and 1,940,687 shares outstanding as of December 31, 2021	—	—
Additional paid-in capital	33,359	33,277
Retained earnings	7,452	7,708
Accumulated other comprehensive income	1,669	2,342
Treasury stock, at average cost, 793,141 shares as of March 31, 2022 and 802,170 shares as of December 31, 2021	(18,750)	(18,915)
Total shareholders’ equity	23,730	24,412
Total liabilities and shareholders’ equity	$61,140	$59,625

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended March 31,
	2022	2021
Net sales	$32,384	$38,319
Cost of sales	7,091	7,222
Gross profit	25,293	31,097
Operating expenses:
Commissions and incentives	13,108	15,598
Selling and administrative expenses	6,909	7,111
Depreciation and amortization expense	332	510
Other operating costs	4,909	5,089
Total operating expenses	25,258	28,308
Income from operations	35	2,789
Interest income, net	15	22
Other income (expense), net	85	(282)
Income before income taxes	135	2,529
Income tax (provision)	(1)	(335)
Net income	$134	$2,194
Earnings per common share:
Basic	$0.07	$1.06
Diluted	$0.06	$1.04
Weighted-average common shares outstanding:
Basic	1,947	2,071
Diluted	2,074	2,116

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles first quarter 2022 constant dollar net sales, gross profit and income from operations to our GAAP net sales, gross profit and income from operations.

Three-month period ended (in millions, except percentages)	March 31, 2022		March 31, 2021	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net Sales	$32.4	$33.9	$38.3	$(4.4)	(11.5)%
Product	30.8	32.2	35.9	(3.7)	(10.3)%
Pack and associate fees	1.3	1.4	2.2	(0.8)	(36.4)%
Other	0.3	0.3	0.2	0.1	50.0%
Gross profit	25.3	26.4	31.1	(4.7)	(15.1)%
Income from operations	—	0.2	2.8	(2.6)	(92.9)%